PNC REAL ESTATE(logo)	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Timothy Steward, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2019 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 21, 2020

Midland Loan Services, a division of PNC Bank, National Association

/s/ Timothy Steward

Timothy Steward Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Morgan Stanley Capital I Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2012-C4	Special Servicer

Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2012-C5	Special Servicer

Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2012-C5	Primary Servicer

Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2013-C7	Master and Special Servicer

Depositor - General Counsel	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C8
Master and Special Servicer of the Chrysler East Building loan under the MSBAM 2013-C7 PSA.

Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2013-C9	Master and Special Servicer

Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2013-C10	Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013-C9 PSA.
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013-C11 PSA

Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2013-C12	Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013-C10 PSA.
Special Servicer of the Westfield Countryside loan under the MSBAM 2013-C11 PSA

Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2014-C15	Special Servicer
Special Servicer of the AmericasMart loan serviced the WF-RBs 2013-C18 PSA.

Schedule I

Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	Series 2011-C3	Special Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C4	Special Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C5	Special Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C5	Primary Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C7	Master and Special Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C9	Master and Special Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C10	Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013-C9 PSA.
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013-C11 PSA

Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C12	Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013-C10 PSA.
Special Servicer of the Westfield Countryside loan under the MSBAM 2013-C11 PSA

Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C14
Special Servicer of the AmericasMart loan under the WF-RBS 2013-C18 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C15	Special Servicer
Special Servicer of the AmericasMart loan serviced the WF-RBs 2013-C18 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C16
Special Servicer of the Arundel Mills & Marketplace and LaConcha Hotel & Tower loans under the MS 2014-C15 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C20	Master Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C21	Master Servicer
Master Servicer of the Discovery Business Center under the MSBAM 2015-C20 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C22	Special Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C23
Master and Special Servicer (from 7/8/15) of the TKG 3 Retail Portfolio under the MS 2015-MS1 PSA.
Master and Special Servicer of the US StorageMart Portfolio under the CGBAM 2015-SMRT PSA
Special Servicer of the Hilton Garden Inn W 54th loan under the MSBAM 2015-C22 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-MS1	Master and Special Servicer
Special Servicer of the Hilton Garden Inn W 54th, Waterfront at Port Chester, 300 South Riverside Plaza Fee loans under the MS 2015-C22 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C24	Special Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C26	Special Servicer
Special Servicer of the 535-545 Fifth Avenue and the Coastal Equities Retail Portfolio under the MSBAM 2015-C24 PSA.
Special Servicer of the Herald Center loan under the MSBAM 2015-C25 PSA

Schedule I

Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-UBS8	Master Servicer

Master Servicer of the Cape May Hotel and Charles River Plaza North loans under the CSAIL 2015-C3 PSA.
Master Servicer of the WPC Department Store loan under the BACM 2015-UBS7 PSA
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016-C29 PSA.
Primary Servicer of the Grove City Premium Outlets under the BACM 2016-UBS10 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C27
Special Servicer of the Herald Center loan serviced under the BACM 2015-C25 PSA.
Special Servicer of the 535-545 Fifth Ave loan serviced under the MS 2015-C24 PSA

Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS9
Master Servicer of the Twenty Ninth Street Retail loan under the GSM 2016-GS2 PSA.
Master Servicer of the Ellenton Premium Outlets, 525 Seventh Ave loans serviced under the MS 2015-UBS8 PSA.
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016-C29 PSA.
Primary Servicer of the Grove City Premium Outlets under the BACM 2016-UBS10 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C29	Primary Servicer
Primary Servicer of the	Grove City Premium Outlets under the BACM 2016-UBS10 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C29

Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS11	Master Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C30
Master Servicer of the Columbus Center loan under the CGCMT 2016-P5 PSA.

Depositor	Morgan Stanley Capital I, Inc.	BANK 2016-BNK2
Master Servicer of The Orchard loan under the MS 2016-UBS12 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS12	Master Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2017-C33	Special Servicer
Master Servicer on the Pentagon Center Loan under the GSMS 2017-GS5 PSA.
Master and Special Servicer on the Pentagon Center loan under the GSMS 2017-GS6 PSA.
Master Servicer on the Gateway Crossing loan under the MS 2017-H1 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2017-H1	Master Servicer
Special Servicer on the Hyatt Regency Austin loan under the MS 2017-C33 PSA.

Depositor	Morgan Stanley Capital I, Inc.	BANK 2017-BNK5
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio and Gateway Net Lease Portfolio loans under the DBJPM 2017-C6 PSA.
Master Servicer on the iStar Leased Fee Portfolio loan under the MS 2017-H1 PSA.

Depositor	Morgan Stanley Capital I, Inc.	BANK 2017-BNK8	General Special Servicer
Special Servicer on the Cabela's Industrial Portfolio under the GSM 2017-GS8 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2017-HR2	Primary Servicer

Schedule I

Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	BANK 2018-BNK11	General Special Servicer
Master Servicer on the Extra Space - TIAA Self Storage Portfolio under the CGCMT 2018-B2 PSA.
Special Servicer on the One Dulles Tower loan under the BANK 2018-BNK12 PSA after 05/30/18.

Depositor	Morgan Stanley Capital I, Inc.	Series 2018-H3
Master Servicer on the Axcelis Corporate Center and Fort Knox Executive Park loan under the CGCMT 2018-B2 PSA.
Master Servicer on the Orlando Airport Marriott lakeside and Torrance Technology Campus loans under the UBS 2018-C11 PSA.
Special Servicer on the Rittenhouse Hill loan under the BANK 2018-BNK12 PSA.
Master Servicer on the 636 11th Avenue loan under the CGCMT 2018-C5 PSA from 7/12/18 - 7/13/18.

Depositor	Morgan Stanley Capital I, Inc.	BANK 2018-BNK14
Special Servicer on the CoolSprings Galleria loan under the BANK 2018-BNK12 PSA.
Special Servicer on the Starwood Hotel Portfolio under the WFCM 2018-C47 PSA.
Special Servicer on the 685 Fifth Avenue Retail Portfolio under the BANK 2018-BNK15 PSA.
Master and Special Servicer on the Navika-Sun 6 Portfolio under the MSC 2018-L1 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2018-L1	Master and Special Servicer
Master and Special Servicer on the Shelbourne Global Portfolio I under the UBS 2018-C13 PSA.

Depositor	Morgan Stanley Capital I, Inc.	Series 2018-H4	Master Servicer
Master Servicer on the 1001 Frontier Road loan under the MSC 2019-L2 PSA

Depositor	Morgan Stanley Capital I, Inc.	Series 2019-L2	Master Servicer

Depositor	Morgan Stanley Capital I, Inc.	Series 2019-BNK17	Special Servicer
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF PSA.

Depositor	Morgan Stanley Capital I Trust 2019-H6	Series 2019-H6	Master & Special Servicer
Master and Special Servicer on The Block Northway loan under the BBCMS 2019-C3 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019-BNK17 PSA.
Master Servicer on the SoCal Retail Portfolio loan under the MSC 2019-H7 PSA and the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF PSA.

Depositor	Morgan Stanley Capital I Trust 2019-H7	Series 2019-H7	Master Servicer
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019-BNK17 PSA and on the Eleven Seventeen Perimeter Loan under the Bank 2019-BNK20 PSA
Master and Special Servicer on the FedEx Niles loan under the MSC 2019-H6 PSA.

Depositor	BANK 2019-BNK20	Series 2019-BNK20	General Special Servicer
Master and Special Servicer on the Grand Canal Shoppes loan and the Legacy Tower loan under the MSC 2019-H7 PSA.

Depositor	Morgan Stanley Capital I Trust 2019-L3	Series 2019-L3	No Role
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA